EXHIBIT 99.1

Edgewater Reports 2008 Financial Results

8% Full Year Revenue Growth / $7.7 Million in Operating Cash Flow

WAKEFIELD, Mass., March 4, 2009 (GLOBE NEWSWIRE) -- A technology management consulting firm specializing in providing specialty information technology ("IT") services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), today announced financial results for its fourth quarter and fiscal year ended December 31, 2008.

Fourth quarter results summarized below were significantly impacted by substantial non-cash goodwill and intangible asset impairment charges and a non-cash tax provision to increase our deferred tax asset valuation allowance, as described below.

Fourth Quarter Results

  Actual financial results and utilization for the quarter ended
  December 31, 2008:
  * Total revenue was $16.3 million compared to $17.3 million in the fourth quarter of 2007;
  * Service revenue was $15.0 million compared to service revenue of
    $15.9 million in the fourth quarter of 2007;
  * Gross profit was $6.3 million compared to $6.8 million in the fourth quarter of 2007;
  * Gross profit, as a percentage of total revenue, was 38.4% compared to 39.5% in the fourth quarter of 2007;
  * Gross profit margin related to service revenue was 41.2% compared to 42.4% in the fourth quarter of 2007;
  * Utilization was 68.3% compared to 74.5% for the fourth quarter of
    2007;
  * Operating loss amounted to $(23.2) million, principally as a result of $23.9 million in non-cash goodwill and intangible asset impairment charges incurred during the fourth quarter.  In the year ago quarter, Edgewater generated operating income of $770 thousand;
  * Net loss was $(27.9) million, or $(2.30) per diluted share, compared to net income of $5.8 million, or $0.44 per diluted share, in the fourth quarter of 2007;
  * Adjusted EBITDA amounted to $1.5 million, or $0.12 per diluted share, compared to $1.5 million, or $0.11 per diluted share, in the fourth quarter of 2007; and
  * Cash flow provided by operating activities was $5.5 million compared to cash flow provided by operating activities of $5.5 million during the fourth quarter of 2007.

Full Year Results

  Actual financial results and utilization for the fiscal year ended
  December 31, 2008:
  * Total revenue increased 7.7% to $73.7 million compared to $68.5 million in fiscal 2007;
  * Service revenue increased 7.8% to $68.1 million compared to $63.2 million in fiscal 2007;
  * Gross profit increased 2.5% to $28.8 million compared to $28.1 million in fiscal 2007;
  * Gross profit, as a percentage of total revenue, was 39.0% compared to 41.0% in fiscal 2007;
  * Gross profit margin related to service revenue was 41.9% compared to 43.9% in fiscal 2007;
  * Utilization was 73.5% compared to 80.0% in fiscal 2007;
  * Operating loss amounted to $(46.8) million, principally as a result of $48.6 million in non-cash goodwill and intangible asset impairment charges incurred during the current year.  Edgewater generated operating income of $4.3 million in fiscal 2007;
  * Net loss amounted to $(47.0) million, or $(3.66) per diluted share, compared to net income of $8.8 million, or $0.66 per diluted share, in fiscal 2007;
  * Adjusted EBITDA amounted to $5.6 million, or $0.43 per diluted share, compared to Adjusted EBITDA of $6.8 million, or $0.51 per diluted share, in fiscal 2007; and
  * Cash flow provided by operating activities was $7.7 million compared to cash flow provided by operating activities of $9.2 million in fiscal 2007.

Fourth quarter 2008 net loss was $(27.9) million, primarily as a result of $23.9 million in non-cash goodwill and intangible asset impairment charges and a $4.8 million income tax provision reflecting changes in our current income tax expense, deferred tax assets and related valuation allowance during the current quarter. In the fourth quarter of 2007, the Company reported net income of $5.8 million, which included a $4.7 million non-cash tax benefit primarily related to a release of valuation allowance related to our deferred tax assets. The fourth quarter 2008 impairment charge was taken after considering the continued decline of the economic conditions affecting our market and our stock price in connection with our annual measurement date review.

Fiscal 2008 net loss amounted to $(47.0) million compared to net income of $8.8 million in fiscal 2007. The current year change is a result of $48.6 million in non-cash goodwill and intangible asset impairment charges and our current year provision for income taxes, which reflects, on a net basis, our current year federal, state and foreign tax expense. In comparison, net income in 2007 was favorably impacted through the recognition of a net tax benefit of $2.9 million, which was primarily related to a release of our historical deferred tax asset valuation allowance.

During the fourth quarter of 2008, we experienced an unexpected reduction in service revenue related to our larger, legacy projects and accounts. These legacy account spending reductions resulted in a decrease in our comparative service revenue, gross profit, gross profit margin and billable consultant utilization. The Company reacted quickly and implemented cost cutting measures in both the fourth quarter of 2008, and subsequently during the first quarter of 2009. As demonstrated by the cost saving measures, the Company will continue to tightly manage operating expenses in 2009.

Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"During the fourth quarter and into 2009, Edgewater proactively took steps to control operating expenses in light of a pullback in legacy account spending," commented Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"While the current economic landscape remains challenging, we continue to invest in promising growth areas and believe that we will emerge a healthier and better positioned company. We continue to secure new customers, including 19 in the fourth quarter alone, and we continue to broaden our reach into strategic services such as enterprise performance management, enterprise information management, web analytics and internet commerce," continued Ms. Singleton.

"For the full year, revenue was up 8% over 2007 and we generated $7.7 million in cash flow from operations. Despite challenges we have faced in 2008, we are pleased to report a year-over-year increase in revenue and continued strong cash flow. In 2009, it is our goal to continue to focus on managing the business tightly, which should enable Edgewater to weather the current challenging economic environment and capitalize on opportunities as economic conditions improve."

Ms. Singleton concluded, "In terms of our outlook, we are experiencing traditional seasonality in our EPM-related service offerings in the early part of the first quarter along with full quarter effects of the reduction in legacy account revenue. Given these factors, we anticipate lower revenue during the first quarter of 2009, as compared to the fourth quarter of 2008."

Fourth Quarter and Full Year Conference Call Details

Edgewater has scheduled a conference call on Wednesday, March 4, at 10:00 a.m. (ET) to discuss its fourth quarter and full year 2008 financial results and other matters. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 888-679-8018 (pass code 27494268). Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PNPU863U3. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the call can be accessed via Edgewater's website at www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (pass code 70902320) from 12:00 p.m. ET Wednesday, March 4 through 11:59 p.m. ET Wednesday, March 18.

Goodwill Impairment Analysis

As required by SFAS 142, "Goodwill and Other Intangible Assets," Edgewater conducted an interim impairment test during the second quarter of 2008 and an additional test of goodwill impairment, as of its annual measurement date, on December 2, 2008. Due to the significant deterioration of equity markets and the declining economic environment during 2008, the results of the goodwill impairment testing during Q2 and Q4 showed that the estimated fair value of Edgewater was less than the carrying value of its goodwill, resulting in a $48.6 million non-cash goodwill impairment charge. The impairment charge is a non-cash item and therefore will not result in any cash expenditures and will not affect the Company's cash position, cash flows from operating activities or liquidity position.

About Edgewater Technology, Inc.

Edgewater is an innovative technology management consulting firm. We provide a unique blend of specialty IT services by leveraging our proven industry expertise in strategy, technology and enterprise performance management. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2009 outlook, future revenue, cost control efforts and the pullback in spending related to our legacy accounts. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "proactively", "steps", "continue," "invest," "promising," "growth," "will," "emerge," "healthier," "better," "secure," "new," "broaden," "reach," "increase," "goal," "focus," "managing," "enable," "weather," "capitalize," "improve," "outlook," "experiencing," "effects," "factors," "anticipate," "may," "should," "believe," "future," "forward," "objective," "growth," "expect," "intend," "plan," "expand," "build," "strategic," "expiration," "provide," "offer," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2007 Annual Report on Form 10-K filed with the SEC on March 17, 2008. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

 Selected Financial Data:

                             EDGEWATER TECHNOLOGY, INC.
                  Condensed Consolidated Statement of Operations
                     (In thousands, except per share amounts)
                                    (Unaudited)

                             Three Months Ended   Twelve Months Ended
                            -------------------   -------------------
                                December 31,          December 31,
                            -------------------   -------------------
                              2008       2007       2008       2007
                            --------   --------   --------   --------
 Revenue:
  Service revenue           $ 14,991   $ 15,944   $ 68,125   $ 63,188
  Software                       308        534      1,132      2,383
  Reimbursable expenses        1,025        810      4,486      2,919
                            --------   --------   --------   --------
   Total revenue              16,324     17,288     73,743     68,490

 Cost of revenue:
  Project and personnel
   costs *                     8,811      9,179     39,608     35,443
  Software costs                 218        471        861      2,030
  Reimbursable expenses        1,025        810      4,486      2,919
                            --------   --------   --------   --------
   Total cost of revenue      10,054     10,460     44,955     40,392
                            --------   --------   --------   --------
   Gross profit                6,270      6,828     28,788     28,098

 Selling, general and
  administrative *             4,803      5,344     23,232     21,335
 Depreciation and
  amortization                   837        714      3,771      2,448
 Impairment of goodwill and
  other intangible assets     23,854         --     48,594         --
                            --------   --------   --------   --------
   Operating (loss) income   (23,224)       770    (46,809)     4,315

 Interest income and other,
  net                             90        363        503      1,599
                            --------   --------   --------   --------
 (Loss) income before
  income taxes               (23,134)     1,133    (46,306)     5,914

 Income tax provision
  (benefit)                    4,785     (4,697)       712     (2,896)
                            --------   --------   --------   --------
   Net (loss) income        $(27,919)  $  5,830   $(47,018)  $  8,810
                            ========   ========   ========   ========

 BASIC (LOSS) EARNINGS PER
  SHARE:
                            --------   --------   --------   --------
  Basic (loss) earnings per
   share                    $  (2.30)  $   0.47   $  (3.66)  $   0.75
                            ========   ========   ========   ========
  Weighted average shares
   outstanding - Basic        12,136     12,337     12,861     11,793
                            ========   ========   ========   ========

 DILUTED (LOSS) EARNINGS
  PER SHARE:
  Diluted (loss) earnings
   per share
                            $  (2.30)  $   0.44   $  (3.66)  $   0.66
                            ========   ========   ========   ========
  Weighted average shares
   outstanding - Diluted      12,136     13,309     12,861     13,358
                            ========   ========   ========   ========

 * - Amount of stock-based compensation expense
  included in each of the respective expense
  categories reported above:

  Cost of revenue - Project
   and personnel costs      $     90   $     81   $    395   $    378
  Selling, general and
   administrative expenses       252        407      1,160      1,101
                            --------   --------   --------   --------
     Total                  $    342   $    488   $  1,555   $  1,479
                            ========   ========   ========   ========

                               EDGEWATER TECHNOLOGY, INC.
                          Condensed Consolidated Balance Sheets
                                    (In thousands)
                                      (Unaudited)

                                                   December 31,
                                              -----------------------
                                                 2008         2007
                                              ----------   ----------
 Assets
 ------
 Cash and marketable securities               $   24,566   $   22,775
 Accounts receivable, net                         11,683       15,791
 Deferred taxes, current                             926        2,240
 Prepaid expenses and other assets, current          782          893
                                              ----------   ----------
  Total current assets                            37,957       41,699
 Fixed assets, net                                 4,013        4,749
 Deferred taxes, net                              21,467       20,015
 Goodwill and intangible assets, net               3,592       53,715
 Other assets                                         41           48
                                              ----------   ----------
  Total Assets                                $   67,070   $  120,226
                                              ==========   ==========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Accounts payable and accrued liabilities     $    3,692   $    4,194
 Accrued payroll and related liabilities           3,893        6,749
 Deferred revenue and other liabilities              892          920
 Capital lease obligations, current                  215          202
                                              ----------   ----------
  Total current liabilities                        8,692       12,065
 Capital lease obligations                           420          635
                                              ----------   ----------
  Total liabilities                                9,112       12,700
 Stockholders' Equity                             57,958      107,526
                                              ----------   ----------
  Total Liabilities and Stockholders' Equity  $   67,070   $  120,226
                                              ==========   ==========

 Shares Outstanding                               12,162       13,297
                                              ==========   ==========

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA Per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, our write-off of goodwill and intangible assets during 2008 was significant and such former balance sheet amounts will not have an impact on future results; consequently, our Adjusted EBITDA calculation excludes the effects of such write-offs to facilitate an understanding of period-to-period changes in our core operating results. We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

                       EDGEWATER TECHNOLOGY, INC.
 Reconciliation of GAAP net (loss) income to Non-GAAP Adjusted EBTIDA
                (In thousands, except per share amounts)
                               (Unaudited)

                            Three Months Ended    Twelve Months Ended
                            -------------------   -------------------
                               December 31,           December 31,
                            -------------------   -------------------
                              2008       2007       2008       2007
                            --------   --------   --------   --------

 Reconciliation of GAAP Net Income, Adjusted EBITDA and Adjusted
  EBITDA Per Diluted Share (Non-GAAP):
 Reported GAAP net
  (loss) income             $(27,919)  $  5,830   $(47,018)  $  8,810
 Add: Income tax
  provision (benefit)          4,785     (4,697)       712     (2,896)
 Add: Depreciation and
  amortization                   837        714      3,771      2,448
 Add: Goodwill and
  intangible impairment
  charges                     23,854         --     48,594         --
 Less: Interest income
  and other, net                 (90)      (363)      (503)    (1,599)
                            --------   --------   --------   --------
 Adjusted EBITDA(1)         $  1,467   $  1,484   $  5,556   $  6,763
                            ========   ========   ========   ========
 Adjusted EBITDA per
  diluted share(1)          $   0.12   $   0.11   $   0.43   $   0.51
                            ========   ========   ========   ========

(1) Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA Per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization and goodwill impairment charges. Adjusted EBITDA Per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings Per Share calculations.

CONTACT:  Edgewater Technology, Inc.
          Kevin R. Rhodes, Chief Financial Officer
          Timothy R. Oakes, Chief Accounting Officer / Investor
           Relations
          (781) 246-3343
          ir@edgewater.com